January 18, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read Item 4 of Form 8-K of GT Data Corporation for the event that occurred on January 18, 2002, and are in agreement with the statements contained in the first paragraph therein insofar as they relate to our firm.






                                                      By: /s/ CORBIN & WERTZ
                                                      ----------------------
                                                              CORBIN & WERTZ
                                                              Irvine, California